FEDERAL INSURANCE COMPANY

BALANCE SHEET - STATUTORY BASIS

DECEMBER 31, 1997 AND 1996

(dollars in thousands except
per share amounts)

                                     1997               1996

ADMITTED ASSETS



Invested Assets:

  Short Term Investments, at          $   714,065        $  682,368
Amortized Cost

  Tax Exempt Bonds, at               5,221,481          3,969,560
Amortized Cost

  Taxable Bonds, at Amortized        1,922,965          1,419,181
Cost

  Equity Securities, at Market       465,563            208,469

  Investments in Consolidated        1,042,295          1,226,495
Subsidiaries

  Investments in                     220,182            478,651
Unconsolidated Subsidiaries

  Receivable for Securities          29,838             25,038

  Other Invested Assets              237,340            209,976

    Total Invested Assets            9,853,729          8,219,738
(Note 2)

Cash                                 5,310              5,538

Premiums Receivable                  625,601            590,599

Interest and Dividends Due           126,395            112,004
and Accrued

Reinsurance Recoverable on           49,763             49,222
Paid Losses

Equities and Deposits in             66,276             73,213
Pools and Associations

Amounts Due from Associated          51,388                     -
Companies

Other Assets                         174,057            179,287

                                     10,952,519         9,229,601

Deduct: Non-Admitted Assets          127,261            109,840

      Total Admitted Assets           $10,825,258        $9,119,761


LIABILITIES AND SURPLUS TO
POLICYHOLDERS

Outstanding Losses and Loss

 Expenses (Notes 7 and 8)             $ 6,065,735        $4,893,548

Unearned Premiums                    1,683,472          1,252,261

Working Funds Due to Manager         136,598            136,747

Amounts Due to Associated                     -         51,293
Companies

Federal and Foreign Income                    -         6,899
Tax (Note 4)

Provision for Reinsurance            45,454             33,093

Accrued Expenses and Other           338,883            282,435
Liabilities

       Total Liabilities             8,270,142          6,656,276

Commitments and Contingent
Liabilities (Notes 6 and 8)

Common Capital Stock                 13,987             13,987

Paid-In Surplus                      378,890            472,986

Unassigned Funds                     1,972,505          1,649,830

Unrealized Appreciation of           189,734            326,682
Investments

       Total Surplus To              2,555,116          2,463,485
Policyholders (Note 9)

       Total Liabilities and

        Surplus to                    $10,825,258        $9,119,761
Policyholders

       Common Capital Stock:

         Shares Authorized           3,499,971          3,499,971

         Shares Issued and           3,496,678          3,496,678
Outstanding

         Par Value Per Share          $         4        $        4



FEDERAL INSURANCE COMPANY

STATEMENT OF INCOME -
STATUTORY BASIS

YEAR ENDED DECEMBER 31, 1997,
1996 AND 1995

(in thousands)


                                     1997               1996              1995

Net Premiums Written                  $ 3,676,579        $2,582,131        $2,247,891

Increase in Unearned Premiums

 Net of Accrued Retrospective        428,188            137,785           59,804
Premiums

    Premiums Earned (Note 7)         3,248,391          2,444,346         2,188,087

Losses and Loss Expenses             2,139,189          1,697,816         1,498,753
(Note 7)

Underwriting Expenses                1,120,121          790,017           694,096

Dividends to Policyholders           23,089             14,581            11,983

                                     3,282,399          2,502,414         2,204,832

    Underwriting Loss                (34,008)           (58,068)          (16,745)

Investment Income Before             977,002            559,686           488,374
Expenses

Realized Capital Gains               53,132             34,693            54,207

Investment Expenses                  7,540              5,325             4,772

    Investment Income                1,022,594          589,054           537,809

Other Income (Loss)
(including gain

 or loss on foreign exchange)        1,786              (9,617)           (6,973)

Income Before Federal and            990,372            521,369           514,091
Foreign Income Tax

Federal and Foreign Income           164,440            83,186            81,143
Tax (Note 4)

Net Income                            $   825,932        $  438,183        $  432,948

FEDERAL INSURANCE COMPANY

STATEMENT OF SURPLUS TO
POLICYHOLDERS - STATUTORY
BASIS

YEAR ENDED DECEMBER 31, 1997,
1996 AND 1995

(in thousands)

                                     1997               1996              1995

Common Stock

                                      $    13,987        $   13,987        $   13,987

  Balance, Beginning and End
of Year

Paid-In Surplus

  Balance, Beginning of Year         472,986            472,986           472,986

  Distribution of Bellemead
Development Corporation

   to Parent                         (94,096)                   -                 -

  Balance, End of Year               378,890            472,986           472,986

Unassigned Funds

  Balance, Beginning of Year         1,649,830          1,347,361         1,030,157

  Net Income                         825,932            438,183           432,948

  Dividends Declared to Parent       (280,000)          (250,000)         (240,000)

  Decrease (Increase) in
Provision

   for Reinsurance                   (12,361)           9,505             7,142

  Increase (Decrease) in             (17,421)           71                23,583
Non-Admitted Assets

  Increase (Decrease) in
Unassigned Funds of

   Consolidated Subsidiaries         (193,261)          89,809            104,309

  Other, Net                         (214)              14,901            (10,778)

  Balance, End of Year               1,972,505          1,649,830         1,347,361

Unrealized Appreciation of
Investments

  Balance, Beginning of Year         326,682            433,116           359,800

  Distribution of Bellemead
Development

   Corporation to Parent             (175,664)                  -                 -

  Change During the Year             38,716             (106,434)         73,316

  Balance, End of Year               189,734            326,682           433,116

    Total Surplus to                  $ 2,555,116        $2,463,485        $2,267,450
Policyholders


FEDERAL INSURANCE COMPANY

STATEMENT OF CASH FLOWS -
STATUTORY BASIS

YEAR ENDED DECEMBER 31, 1997,
1996 AND 1995

(in thousands)

                                     1997               1996              1995

Cash From Operations

Premiums Collected Net of             $ 3,644,597        $2,527,854        $2,208,727
Reinsurance

Losses and Loss Expenses Paid
(net of

 salvage and subrogation)            967,543            1,717,314         1,174,235

Underwriting Expenses Paid           1,079,486          787,594           675,171

Other Underwriting Income            (97,527)           163,458           50,852
(Expenses)

     Cash from Underwriting          1,500,041          186,404           410,173

Investment Income (net of            959,457            542,767           467,142
investment expense)

Other Income (Expenses)              2,275              11,223            (18,511)

Dividends to Policyholders Paid      (8,862)            (10,912)          (10,105)

Federal Income Taxes Paid            (181,083)          (72,964)          (99,528)

     Net Cash from Operations        2,271,828          656,518           749,171

Cash From Investments

Proceeds from Investments
Sold or Matured:

   Bonds                             1,826,979          2,378,073         2,425,520

   Equity Securities                 77,626             155,359           47,286

   Other Invested Assets             72,019             33,972            53,119

   Miscellaneous Proceeds            2,894              15,801            19,386

     Total Investment Proceeds       1,979,518          2,583,205         2,545,311

Cost of Investments Acquired:
(Long Term Only)

   Bonds                             3,591,204          2,806,024         3,026,615

   Equity Securities                 304,742            196,520           82,286

   Other Invested Assets             55,568             47,323            10,669

   Miscellaneous Applications        314                389               3,765

     Total Investments Acquired      3,951,828          3,050,256         3,123,335

     Net Cash from Investments       (1,972,310)        (467,051)         (578,024)

Cash From Financing and
Miscellaneous Sources

Other Cash Provided                  14,458             639               12,834

Cash Applied:

   Dividends to Stockholders         280,000            250,000           240,000
Paid

   Other Applications                2,507              11,963            23,319

     Total Cash Applied              282,507            261,963           263,319

     Net Cash from Financing
and

       Miscellaneous Sources         (268,049)          (261,324)         (250,485)

Net Change in Cash and Short         31,469             (71,857)          (79,338)
Term Investments

Cash and Short Term
Investments:

     Beginning of Year               687,906            759,763           839,101

     End of Year                      $   719,375        $  687,906        $  759,763



FEDERAL INSURANCE COMPANY

BALANCE SHEETS - STATUTORY
BASIS

DECEMBER 31, 1997 AND 1996

(dollars in thousands except
per share amounts)

                                    1997                               1996

ADMITTED ASSETS

Invested Assets:

  Short Term Investments, at         $                  714,065         $               682,368
Amortized Cost

  Tax Exempt Bonds, at              5,221,481                          3,969,560
Amortized Cost

  Taxable Bonds, at Amortized       1,922,965                          1,419,181
Cost

  Equity Securities, at Market      465,563                            208,469

  Investments in Consolidated       1,042,295                          1,226,495
Subsidiaries

  Investments in                    220,182                            478,651
Unconsolidated Subsidiaries

  Receivable for Securities         29,838                             25,038

  Other Invested Assets             237,340                            209,976

    Total Invested Assets           9,853,729                          8,219,738
(Note 2)

Cash                                5,310                              5,538

Premiums Receivable                 625,601                            590,599

Interest and Dividends Due          126,395                            112,004
and Accrued

Reinsurance Recoverable on          49,763                             49,222
Paid Losses

Equities and Deposits in            66,276                             73,213
Pools and Associations

Amounts Due from Associated         51,388
Companies                                                               -

Other Assets                        174,057                            179,287

                                    10,952,519                         9,229,601

Deduct: Non-Admitted Assets         127,261                            109,840

      Total Admitted Assets          $            10,825,258            $           9,119,761


LIABILITIES AND SURPLUS TO
POLICYHOLDERS

Outstanding Losses and Loss

 Expenses (Notes 7 and 8)            $              6,065,735           $           4,893,548

Unearned Premiums                   1,683,472                          1,252,261

Working Funds Due to Manager        136,598                            136,747

Amounts Due to Associated                                              51,293
Companies                               -

Federal and Foreign Income                                             6,899
Tax (Note 4)                            -

Provision for Reinsurance           45,454                             33,093

Accrued Expenses and Other          338,883                            282,435
Liabilities

       Total Liabilities            8,270,142                          6,656,276

Commitments and Contingent
Liabilities (Notes 6 and 8)

Common Capital Stock                13,987                             13,987

Paid-In Surplus                     378,890                            472,986

Unassigned Funds                    1,972,505                          1,649,830

Unrealized Appreciation of          189,734                            326,682
Investments

       Total Surplus To             2,555,116                          2,463,485
Policyholders (Note 9)

       Total Liabilities and

        Surplus to                   $            10,825,258            $           9,119,761
Policyholders

       Common Capital Stock:

         Shares Authorized          3,499,971                          3,499,971

         Shares Issued and          3,496,678                          3,496,678
Outstanding

         Par Value Per Share         $                                  $
                                       4                               4



FEDERAL INSURANCE COMPANY

STATEMENTS OF INCOME -
STATUTORY BASIS

YEARS ENDED DECEMBER 31,
1997, 1996 AND 1995

(in thousands)

                                     1997              1996              1995

Net Premiums Written                  $3,676,579        $2,582,131        $2,247,891

Increase in Unearned Premiums

 Net of Accrued Retrospective        428,188           137,785           59,804
Premiums

    Premiums Earned (Note 7)         3,248,391         2,444,346         2,188,087

Losses and Loss Expenses             2,139,189         1,697,816         1,498,753
(Note 7)

Underwriting Expenses                1,120,121         790,017           694,096

Dividends to Policyholders           23,089            14,581            11,983

                                     3,282,399         2,502,414         2,204,832

    Underwriting Loss                (34,008)          (58,068)          (16,745)

Investment Income Before             977,002           559,686           488,374
Expenses

Realized Capital Gains               53,132            34,693            54,207

Investment Expenses                  7,540             5,325             4,772

    Investment Income                1,022,594         589,054           537,809

Other Income (Loss)
(including gain

 or loss on foreign exchange)        1,786             (9,617)           (6,973)

Income Before Federal and            990,372           521,369           514,091
Foreign Income Tax

Federal and Foreign Income           164,440           83,186            81,143
Tax (Note 4)

Net Income                            $  825,932        $  438,183        $  432,948

FEDERAL INSURANCE COMPANY

STATEMENTS OF SURPLUS TO
POLICYHOLDERS - STATUTORY
BASIS

YEARS ENDED DECEMBER 31,
1997, 1996 AND 1995

(in thousands)

                                     1997              1996              1995

Common Stock

  Balance, Beginning and End          $   13,987        $   13,987        $   13,987
of Year

Paid-In Surplus

  Balance, Beginning of Year         472,986           472,986           472,986

  Distribution of Bellemead
Development

   Corporation to Parent             (94,096)                  -                 -

  Balance, End of Year               378,890           472,986           472,986

Unassigned Funds

  Balance, Beginning of Year         1,649,830         1,347,361         1,030,157

  Net Income                         825,932           438,183           432,948

  Dividends Declared to Parent       (280,000)         (250,000)         (240,000)

  Decrease (Increase) in
Provision

   for Reinsurance                   (12,361)          9,505             7,142

  Decrease (Increase) in             (17,421)          71                23,583
Non-Admitted Assets

  Increase (Decrease) in
Unassigned Funds of

   Consolidated Subsidiaries         (193,261)         89,809            104,309

  Other, Net                         (214)             14,901            (10,778)

  Balance, End of Year               1,972,505         1,649,830         1,347,361

Unrealized Appreciation of
Investments

  Balance, Beginning of Year         326,682           433,116           359,800

  Distribution of Bellemead
Development

   Corporation to Parent             (175,664)                 -                 -

  Change During the Year             38,716            (106,434)         73,316

  Balance, End of Year               189,734           326,682           433,116

    Total Surplus to                  $2,555,116        $2,463,485        $2,267,450
Policyholders

FEDERAL INSURANCE COMPANY

STATEMENTS OF CASH FLOWS -
STATUTORY BASIS

YEARS ENDED DECEMBER 31,
1997, 1996 AND 1995

(in thousands)

                                     1997              1996              1995

Cash From Operations

Premiums Collected Net of             $3,644,597        $2,527,854        $2,208,727
Reinsurance

Losses and Loss Expenses Paid
(net of

 salvage and subrogation)            967,543           1,717,314         1,174,235

Underwriting Expenses Paid           1,079,486         787,594           675,171

Other Underwriting Income            (97,527)          163,458           50,852
(Expenses)

     Cash from Underwriting          1,500,041         186,404           410,173

Investment Income (net of            959,457           542,767           467,142
investment expense)

Other Income (Expenses)              2,275             11,223            (18,511)

Dividends to Policyholders Paid      (8,862)           (10,912)          (10,105)

Federal Income Taxes Paid            (181,083)         (72,964)          (99,528)

     Net Cash from Operations        2,271,828         656,518           749,171

Cash From Investments

Proceeds from Investments
Sold or Matured:

   Bonds                             1,826,979         2,378,073         2,425,520

   Equity Securities                 77,626            155,359           47,286

   Other Invested Assets             72,019            33,972            53,119

   Miscellaneous Proceeds            2,894             15,801            19,386

     Total Investment Proceeds       1,979,518         2,583,205         2,545,311

Cost of Investments Acquired:
(Long Term Only)

   Bonds                             3,591,204         2,806,024         3,026,615

   Equity Securities                 304,742           196,520           82,286

   Other Invested Assets             55,568            47,323            10,669

   Miscellaneous Applications        314               389               3,765

     Total Investments Acquired      3,951,828         3,050,256         3,123,335

     Net Cash from Investments       (1,972,310)       (467,051)         (578,024)

Cash From Financing and
Miscellaneous Sources

Other Cash Provided                  14,458            639               12,834

Cash Applied:

   Dividends to Stockholders         280,000           250,000           240,000
Paid

   Other Applications                2,507             11,963            23,319

     Total Cash Applied              282,507           261,963           263,319

     Net Cash from Financing
and

       Miscellaneous Sources         (268,049)         (261,324)         (250,485)

Net Change in Cash and Short         31,469            (71,857)          (79,338)
Term Investments

Cash and Short Term
Investments:

     Beginning of Year               687,906           759,763           839,101

     End of Year                      $  719,375        $  687,906        $  759,763


REPORT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS
FEDERAL INSURANCE COMPANY

 WE HAVE AUDITED THE ACCOMPANYING STATUTORY-BASIS BALANCE SHEETS OF
FEDERAL

INSURANCE COMPANY (COMPANY) AS OF DECEMBER 31, 1997 AND 1996, AND THE RELATED STATUTORY-BASIS STATEMENTS OF INCOME, SURPLUS TO POLICYHOLDERS, AND CASH FLOWS FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1997. THESE FINANCIAL STATEMENTS ARE THE RESPONSIBILITY OF THE COMPANY'S MANAGEMENT. OUR RESPONSIBILITY IS TO EXPRESS AN OPINION ON THESE FINANCIAL STATEMENTS BASED ON OUR AUDITS.

 WE CONDUCTED OUR AUDITS IN ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS. THOSE STANDARDS REQUIRE THAT WE PLAN AND PERFORM THE AUDIT TO OBTAIN REASONABLE ASSURANCE ABOUT WHETHER THE FINANCIAL STATEMENTS ARE FREE OF MATERIAL MISSTATEMENT. AN AUDIT INCLUDES EXAMINING, ON A TEST BASIS, EVIDENCE SUPPORTING THE AMOUNTS AND DISCLOSURES IN THE FINANCIAL STATEMENTS. AN AUDIT ALSO INCLUDES ASSESSING THE ACCOUNTING PRINCIPLES USED AND SIGNIFICANT ESTIMATES MADE BY MANAGEMENT, AS WELL AS EVALUATING THE OVERALL FINANCIAL STATEMENT PRESENTATION. WE BELIEVE THAT OUR AUDITS PROVIDE A REASONABLE BASIS FOR OUR OPINION.

 AS DESCRIBED IN NOTE 1, THESE FINANCIAL STATEMENTS HAVE BEEN PREPARED IN CONFORMITY WITH ACCOUNTING PRACTICES PRESCRIBED OR PERMITTED BY THE INDIANA INSURANCE DEPARTMENT, THE JURISDICTION OF DOMICILE OF THE COMPANY, WHICH PRACTICES DIFFER FROM GENERALLY ACCEPTED ACCOUNTING
PRINCIPLES.  THE VARIANCES           FROM SUCH PRACTICES AND GENERALLY
ACCEPTED ACCOUNTING PRINCIPLES ARE ALSO DESCRIBED IN NOTE 1. THE EFFECTS ON THE FINANCIAL STATEMENTS OF THESE VARIANCES ARE NOT REASONABLY DETERMINABLE BUT ARE PRESUMED TO BE MATERIAL.

 IN OUR OPINION, BECAUSE OF THE EFFECTS OF THE MATTER DESCRIBED IN THE PRECEDING PARAGRAPH, THE FINANCIAL STATEMENTS REFERRED TO ABOVE DO NOT PRESENT FAIRLY, IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, THE FINANCIAL POSITION OF FEDERAL INSURANCE COMPANY AT DECEMBER 31, 1997 AND 1996 OR THE RESULTS OF ITS OPERATIONS OR ITS CASH FLOWS FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1997.

 HOWEVER, IN OUR OPINION, THE FINANCIAL STATEMENTS REFERRED TO ABOVE PRESENT FAIRLY, IN ALL MATERIAL RESPECTS, THE FINANCIAL POSITION OF FEDERAL INSURANCE COMPANY AT DECEMBER 31, 1997 AND 1996 AND THE RESULTS OF ITS OPERATIONS AND ITS CASH FLOWS FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1997, IN CONFORMITY WITH ACCOUNTING PRACTICES PRESCRIBED OR PERMITTED BY THE INDIANA INSURANCE DEPARTMENT.

ERNST & YOUNG LLP
NEW YORK, NEW YORK
FEBRUARY 20, 1998

FEDERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (A) FEDERAL INSURANCE COMPANY (COMPANY) IS A WHOLLY-OWNED PROPERTY AND CASUALTY INSURANCE SUBSIDIARY OF THE CHUBB CORPORATION (CHUBB). THE COMPANY IS DOMICILED IN THE STATE OF INDIANA AND UNDERWRITES MOST FORMS OF PROPERTY AND CASUALTY INSURANCE, PRINCIPALLY IN THE UNITED STATES. THE GEOGRAPHIC DISTRIBUTION OF BUSINESS IN THE UNITED STATES IS BROAD WITH A PARTICULARLY STRONG MARKET PRESENCE IN THE NORTHEAST.

 THE COMPANY IS A MEMBER OF AN AFFILIATED GROUP OF U.S. BASED PROPERTY AND CASUALTY INSURANCE COMPANIES, INCLUDING SEVERAL WHOLLY-OWNED
SUBSIDIARIES. FOR PURPOSES OF THIS REPORT, THE AFFILIATED GROUP OF COMPANIES, INCLUDING FEDERAL INSURANCE COMPANY, IS COLLECTIVELY
REFERRED TO AS THE COMPANIES.

 THE FINANCIAL STATEMENTS REFLECT ESTIMATES AND JUDGMENTS MADE BY MANAGEMENT THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF INCOME AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

 CERTAIN AMOUNTS IN THE PRIOR YEAR FINANCIAL STATEMENTS HAVE BEEN
RECLASSIFIED TO CONFORM WITH THE 1997 PRESENTATION.

 THESE FINANCIAL STATEMENTS HAVE BEEN PREPARED IN CONFORMITY WITH
ACCOUNTING PRACTICES PRESCRIBED OR PERMITTED BY THE INDIANA INSURANCE DEPARTMENT. SUCH ACCOUNTING PRACTICES VARY IN CERTAIN RESPECTS FROM GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP), INCLUDING:

   (I) INVESTMENTS IN BONDS ARE REPORTED AT AMORTIZED COST AND ARE NOT CLASSIFIED AS HELD-TO-MATURITY OR AVAILABLE FOR SALE; UNDER GAAP,
THOSE BONDS CLASSIFIED AS AVAILABLE FOR SALE ARE CARRIED AT MARKET
VALUE,

  (II) THE COSTS OF ACQUIRING NEW BUSINESS ARE CHARGED TO OPERATIONS AS INCURRED RATHER THAN BEING DEFERRED AND AMORTIZED OVER THE PERIOD IN WHICH THE RELATED PREMIUMS ARE EARNED,

     (III) CERTAIN ASSETS DESIGNATED "NON-ADMITTED" ARE EXCLUDED,

       (IV) OUTSTANDING LOSSES AND LOSS EXPENSES ARE REPORTED NET OF AMOUNTS RECOVERABLE FROM REINSURERS; UNEARNED PREMIUMS ARE REPORTED NET OF THE UNEARNED PORTION OF PREMIUMS CEDED,

   (V) A PROVISION IS MADE FOR STATUTORY LIABILITIES WITH RESPECT TO UNEARNED PREMIUMS AND LOSSES REINSURED WITH NON-ADMITTED REINSURERS AND FOR CERTAIN OVERDUE AMOUNTS FROM ADMITTED REINSURERS TO THE EXTENT FUNDS ARE NOT HELD,

FEDERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

 (VI) NO PROVISION IS MADE FOR DEFERRED FEDERAL INCOME TAX, AND

 (VII) INVESTMENTS IN WHOLLY-OWNED U.S. AND FOREIGN PROPERTY AND CASUALTY INSURANCE SUBSIDIARIES, VARIOUS OTHER SUBSIDIARIES WHICH ARE NOT MATERIAL AND, IN 1996 AND 1995, A WHOLLY-OWNED NON-PROPERTY AND CASUALTY INSURANCE SUBSIDIARY (SEE NOTE 1(F)) ARE INCLUDED AT STATUTORY NET ASSET VALUE AND ARE NOT CONSOLIDATED; DIVIDENDS DECLARED BY SUCH SUBSIDIARIES ARE INCLUDED IN INVESTMENT INCOME. NET INCOME OF THE U.S. PROPERTY AND CASUALTY INSURANCE SUBSIDIARIES IS INCLUDED AS A CHANGE IN UNASSIGNED FUNDS. NET INCOME OF THE OTHER SUBSIDIARIES IS INCLUDED AS A CHANGE IN UNREALIZED APPRECIATION OF INVESTMENTS.

 THE EFFECTS OF THE FOREGOING VARIANCES FROM GAAP ON THE STATUTORY
BASIS

FINANCIAL STATEMENTS HAVE NOT BEEN DETERMINED, BUT ARE PRESUMED TO BE
MATERIAL.

 (B) INVESTED ASSETS ARE CARRIED AT VALUES PRESCRIBED BY THE NATIONAL ASSOCIATION OF INSURANCE COMMISSIONERS (NAIC). SHORT TERM INVESTMENTS, WHICH HAVE AN ORIGINAL MATURITY OF ONE YEAR OR LESS, ARE CARRIED AT AMORTIZED COST. BONDS ARE GENERALLY CARRIED AT AMORTIZED COST. PREMIUMS AND DISCOUNTS ARISING FROM THE PURCHASE OF MORTGAGE-BACKED SECURITIES ARE AMORTIZED USING THE INTEREST METHOD OVER THE ESTIMATED REMAINING TERM OF THE SECURITIES, ADJUSTED FOR ANTICIPATED PREPAYMENTS. EQUITY SECURITIES ARE CARRIED AT MARKET VALUE. INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES AND OTHER INVESTED ASSETS ARE ACCOUNTED FOR ON THE EQUITY BASIS.

 REALIZED GAINS AND LOSSES ON THE SALE OF INVESTMENTS ARE DETERMINED ON THE BASIS OF THE COST OF THE SPECIFIC INVESTMENTS SOLD AND ARE CREDITED OR CHARGED TO INCOME. UNREALIZED APPRECIATION OR DEPRECIATION OF EQUITY SECURITIES, UNCONSOLIDATED SUBSIDIARIES AND OTHER INVESTED ASSETS ARE EXCLUDED FROM INCOME AND CREDITED OR CHARGED DIRECTLY TO SURPLUS TO POLICYHOLDERS.

 (C) PREMIUMS ARE EARNED ON A MONTHLY PRO RATA BASIS OVER THE TERMS OF THE POLICIES. UNEARNED PREMIUMS REPRESENT THE PORTION OF PREMIUMS WRITTEN APPLICABLE TO THE UNEXPIRED TERMS OF POLICIES IN FORCE.

 (D) LIABILITIES FOR OUTSTANDING LOSSES AND LOSS EXPENSES INCLUDE THE ACCUMULATION OF INDIVIDUAL CASE ESTIMATES FOR CLAIMS REPORTED AS WELL AS ESTIMATES OF UNREPORTED CLAIMS AND CLAIM SETTLEMENT EXPENSES, LESS ESTIMATES OF ANTICIPATED SALVAGE AND SUBROGATION RECOVERIES. ESTIMATES ARE BASED UPON PAST CLAIM EXPERIENCE MODIFIED FOR CURRENT TRENDS AS WELL AS PREVAILING ECONOMIC, LEGAL AND SOCIAL CONDITIONS. SUCH ESTIMATES ARE CONTINUALLY REVIEWED AND UPDATED. ANY RESULTING ADJUSTMENTS ARE REFLECTED IN CURRENT OPERATING RESULTS.


FEDERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

 (E) THE METHODS AND ASSUMPTIONS USED TO ESTIMATE THE FAIR VALUE OF FINANCIAL INSTRUMENTS ARE AS FOLLOWS:

   (I) THE CARRYING VALUE OF SHORT TERM INVESTMENTS APPROXIMATES FAIR VALUE DUE TO THE SHORT MATURITIES OF THESE INVESTMENTS.

  (II) FAIR VALUES OF BONDS WITH ACTIVE MARKETS ARE BASED ON QUOTED MARKET PRICES. FOR BONDS THAT TRADE IN LESS ACTIVE MARKETS, FAIR VALUES ARE OBTAINED FROM INDEPENDENT PRICING SERVICES. FAIR VALUES OF BONDS ARE PRINCIPALLY A FUNCTION OF CURRENT INTEREST RATES. CARE SHOULD BE USED IN EVALUATING THE SIGNIFICANCE OF THESE ESTIMATED MARKET VALUES WHICH CAN FLUCTUATE BASED ON SUCH FACTORS AS INTEREST RATES, INFLATION, MONETARY POLICY AND GENERAL ECONOMIC CONDITIONS.

 (III) FAIR VALUES OF EQUITY SECURITIES ARE BASED ON QUOTED MARKET
PRICES.

  (F) IN 1997, THE COMPANY DISTRIBUTED ITS INVESTMENT IN BELLEMEAD DEVELOPMENT CORPORATION TO CHUBB; IN CONNECTION WITH THE DISTRIBUTION, PAID-IN SURPLUS WAS REDUCED BY $94,096,000 REPRESENTING THE COST OF THE INVESTMENT, AND

UNREALIZED APPRECIATION OF INVESTMENTS WAS REDUCED BY $175,664,000 REPRESENTING THE INCREASE IN THE STATUTORY NET ASSET VALUE OF
BELLEMEAD DEVELOPMENT CORPORATION FROM THE DATE OF ACQUISITION THROUGH THE DATE OF TRANSFER. THIS NON-CASH TRANSACTION HAS BEEN EXCLUDED FROM THE STATEMENT OF CASH FLOWS.

2.  INVESTED ASSETS

 (A) THE COST OF EQUITY SECURITIES, INVESTMENTS IN UNCONSOLIDATED
SUBSIDIARIES AND OTHER INVESTED ASSETS AT DECEMBER 31, 1997 AND 1996 WERE AS FOLLOWS (IN THOUSANDS):

                            1997      1996
EQUITY SECURITIES           $410,001  $183,461
UNCONSOLIDATED SUBSIDIARIES 173,362   256,557
OTHER INVESTED ASSETS       191,791   171,857

FEDERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

2.  INVESTED ASSETS (CONT'D)

    (B) THE COMPONENTS OF UNREALIZED APPRECIATION OF INVESTMENTS AT DECEMBER 31, 1997 AND 1996 WERE AS FOLLOWS (IN THOUSANDS):

                                           1997    1996

GROSS UNREALIZED APPRECIATION            $256,947  $378,349
GROSS UNREALIZED DEPRECIATION              67,213    51,667
                                         $189,734  $326,682

    (C) THE AMORTIZED COST AND ESTIMATED MARKET VALUE OF BONDS WERE AS FOLLOWS (IN THOUSANDS):

                                              DECEMBER 31,
                               1997



                                                            GROSS       GROSS       ESTIMATED
                               AMORTIZED COST               UNREALIZED  UNREALIZED  MARKET
                                                            GAINS       LOSSES      VALUE



TAX EXEMPT BONDS               $5,221,481                     $326,053    $  148    $5,547,386

TAXABLE FOREIGN BONDS             150,320                        5,524     1,864       153,980

MORTGAGE-BACKED SECURITIES        896,007                       22,843     1,510       917,340

TAXABLE U.S. GOVERNMENT BONDS     286,812                        4,470        97       291,185

TAXABLE CORPORATE BONDS           589,826                       21,129     1,998       608,957

  TOTAL BONDS                  $7,144,446                     $380,019    $5,617    $7,518,848


FEDERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

2.  INVESTED ASSETS (CONT'D)

 (D)  THE AMORTIZED COST AND ESTIMATED MARKET VALUE OF BONDS AT
DECEMBER 31, 1997 BY CONTRACTUAL MATURITY WERE AS FOLLOWS (IN
THOUSANDS):

                                             ESTIMATED
                              AMORTIZED      MARKET
                              COST           VALUE

DUE IN ONE YEAR OR LESS          $  123,395     $  124,380

DUE AFTER ONE YEAR THROUGH          962,548        988,779
FIVE YEARS

DUE AFTER FIVE YEARS THROUGH      2,277,937      2,409,492
TEN YEARS

DUE AFTER TEN YEARS               2,884,559      3,078,857

MORTGAGE-BACKED SECURITIES          896,007        917,340

  TOTAL BONDS                    $7,144,446     $7,518,848

 ACTUAL MATURITIES COULD DIFFER FROM CONTRACTUAL MATURITIES BECAUSE BORROWERS MAY HAVE THE RIGHT TO CALL OR PREPAY OBLIGATIONS.

3.  RELATED PARTY TRANSACTIONS

 DURING 1997, 1996 AND 1995, CHUBB & SON INC. (C&S), A SUBSIDIARY OF CHUBB, HAD AGREEMENTS WITH THE COMPANIES PURSUANT TO WHICH THE
COMPANIES PARTICIPATED IN THE U.S. INSURANCE BUSINESS WRITTEN THROUGH C&S. C&S ARRANGED FOR THE EXCHANGE OF REINSURANCE BETWEEN THE
COMPANIES (SEE NOTE 7).

 THE TERMS OF THE AGREEMENTS INCLUDED THAT C&S BE REIMBURSED FOR ALL EXPENSES INCURRED ON BEHALF OF THE COMPANIES. SUCH EXPENSES ARE
INCLUDED PRIMARILY IN UNDERWRITING EXPENSES.

ON DECEMBER 31, 1997, THE AGREEMENTS WITH C&S WERE TERMINATED.
EFFECTIVE JANUARY 1, 1998, NEW AGREEMENTS WERE ENTERED INTO
SUBSTITUTING FEDERAL, THROUGH ITS CHUBB & SON DIVISION, IN PLACE OF
C&S.

INVESTMENT INCOME INCLUDES DIVIDENDS FROM SUBSIDIARIES OF
$507,370,000, $177,225,000 AND $122,000,000 IN 1997, 1996, AND 1995,
RESPECTIVELY.

4.  FEDERAL AND FOREIGN INCOME TAX

 THE COMPANY IS A MEMBER OF AN AFFILIATED GROUP WHICH FILES A
CONSOLIDATED FEDERAL INCOME TAX RETURN. INTERCOMPANY TAX TRANSACTIONS AND ALLOCATIONS ARE GOVERNED BY AN INTERCOMPANY TAX ALLOCATION
AGREEMENT BETWEEN CHUBB AND THE COMPANIES.  UNDER THE WRITTEN
AGREEMENT, WHICH IS IN ACCORDANCE WITH

SECTION 1552(A)(1) OF THE INTERNAL REVENUE CODE, EACH OF THE COMPANIES WITH TAXABLE INCOME IS ALLOCATED A CURRENT TAX PROVISION BASED ON THE RATIO OF ITS TAXABLE INCOME TO THE TOTAL TAXABLE INCOME OF THOSE
COMPANIES HAVING TAXABLE INCOME.

FEDERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

4.  FEDERAL AND FOREIGN INCOME TAX (CONT'D)

 THE PROVISION FOR FEDERAL AND FOREIGN INCOME TAX GIVES EFFECT TO
DIFFERENCES BETWEEN INCOME FOR STATUTORY REPORTING PURPOSES AND
TAXABLE INCOME. THE PRINCIPAL DIFFERENCES ARE (I) INTEREST INCOME ON TAX EXEMPT BONDS AND

(II) THE ACCELERATED RECOGNITION OF TAXABLE INCOME THROUGH THE
DISCOUNTING OF OUTSTANDING LOSSES AND LOSS EXPENSES AND THE REDUCTION OF UNEARNED PREMIUM RESERVES FOR TAX PURPOSES.

5. EMPLOYEE BENEFITS

 THE EMPLOYEES OF C&S ARE AFFORDED BENEFITS UNDER RETIREMENT AND OTHER POSTRETIREMENT BENEFIT PROGRAMS. THE COMPANY CONTRIBUTES ITS
PROPORTIONATE SHARE TOWARDS THE COST OF THESE PROGRAMS.

 THE COMPANY PARTICIPATES IN A NON-CONTRIBUTORY, DEFINED BENEFIT
PENSION AND RETIREMENT PLAN COVERING EMPLOYEES OF C&S. THE BENEFITS ARE GENERALLY BASED ON AN EMPLOYEE'S YEARS OF SERVICE AND AVERAGE
COMPENSATION DURING THE LAST FIVE YEARS OF EMPLOYMENT.

 VESTED BENEFITS ARE FULLY FUNDED. THE EMPLOYERS' POLICY IS TO MAKE ANNUAL CONTRIBUTIONS THAT MEET THE MINIMUM FUNDING REQUIREMENTS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. EACH PARTICIPATING AFFILIATE IS CHARGED FOR ITS ALLOCABLE SHARE OF SUCH CONTRIBUTIONS.

 NO PENSION EXPENSE WAS ALLOCATED TO THE COMPANY IN 1997. PENSION COSTS ALLOCATED TO THE COMPANY IN 1996 AND 1995 WERE $4,077,000 AND $7,886,000, RESPECTIVELY.

 AS OF JANUARY 1, 1997, THE MOST RECENT ACTUARIAL VALUATION DATE, THE PLAN'S TOTAL ACCUMULATED BENEFIT OBLIGATION WAS $281,561,798, BASED ON AN ASSUMED INTEREST RATE OF 7.75%, INCLUDING VESTED BENEFITS OF
$262,361,598; THE FAIR VALUE OF PLAN ASSETS WAS $410,535,285.

 C&S PROVIDES CERTAIN OTHER POSTRETIREMENT BENEFITS, PRINCIPALLY
HEALTH CARE AND LIFE INSURANCE, TO RETIRED EMPLOYEES AND THEIR
BENEFICIARIES AND COVERED DEPENDENTS. SUBSTANTIALLY ALL EMPLOYEES MAY BECOME ELIGIBLE FOR THESE BENEFITS UPON RETIREMENT IF THEY MEET
MINIMUM AGE AND YEARS OF SERVICE REQUIREMENTS.

 THESE BENEFITS ARE NOT FUNDED IN ADVANCE.  BENEFITS ARE PAID AS
COVERED EXPENSES ARE INCURRED. HEALTH CARE COVERAGE IS CONTRIBUTORY. RETIREE CONTRIBUTIONS VARY BASED UPON A RETIREE'S AGE, TYPE OF
COVERAGE AND YEARS OF SERVICE.  LIFE INSURANCE COVERAGE IS
NON-CONTRIBUTORY.

FEDERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

5. EMPLOYEE BENEFITS (CONT'D)

 THE COMPANY ACCRUES THE EXPECTED COST OF PROVIDING POSTRETIREMENT BENEFITS TO RETIREES AND OTHER FULLY ELIGIBLE OR VESTED PLAN PARTICIPANTS AND THEIR BENEFICIARIES AND COVERED DEPENDENTS. THE COMPANIES ELECTED TO AMORTIZE THE TRANSITION OBLIGATION, WHICH REPRESENTS THEIR UNFUNDED AND UNRECOGNIZED

ACCUMULATED POSTRETIREMENT BENEFIT OBLIGATION AS OF JANUARY 1, 1993, OVER 20 YEARS. THE UNAMORTIZED TRANSITION OBLIGATION OF C&S WAS
$32,086,000 AND $34,225,000 AT DECEMBER 31, 1997 AND 1996,
RESPECTIVELY. NET POSTRETIREMENT BENEFIT COSTS INCLUDE THE EXPECTED COST OF SUCH BENEFITS FOR NEWLY VESTED

EMPLOYEES, INTEREST COST, GAINS AND LOSSES ARISING FROM DIFFERENCES IN ACTUARIAL ASSUMPTIONS AND ACTUAL EXPERIENCE AND AMORTIZATION OF THE TRANSITION OBLIGATION. NET POSTRETIREMENT BENEFIT COSTS ALLOCATED TO THE COMPANY FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 AND THE POSTRETIREMENT BENEFIT LIABILITY AT DECEMBER 31, 1997 AND 1996 WERE NOT SIGNIFICANT.

 THE ESTIMATED AMOUNT OF THE POSTRETIREMENT BENEFIT OBLIGATION OF C&S FOR ACTIVE NONVESTED EMPLOYEES AS OF DECEMBER 31, 1997 AND 1996 WAS $53,950,000 AND $53,349,000, RESPECTIVELY.

 THE WEIGHTED AVERAGE DISCOUNT RATE USED IN DETERMINING THE ACTUARIAL PRESENT VALUE OF THE ACCUMULATED POSTRETIREMENT BENEFIT OBLIGATION AT DECEMBER 31, 1997 AND 1996 WAS 7.5% AND 7.75%, RESPECTIVELY. AT DECEMBER 31, 1997, THE WEIGHTED AVERAGE HEALTH CARE COST TREND RATE USED TO MEASURE THE ACCUMULATED POSTRETIREMENT COST FOR MEDICAL BENEFITS WAS 11.3% FOR 1998 AND WAS ASSUMED TO DECREASE GRADUALLY TO 6.0% FOR THE YEAR 2005 AND REMAIN AT THAT LEVEL THEREAFTER.

6.  LEASES

 THE COMPANIES OCCUPY OFFICE FACILITIES UNDER LEASE AGREEMENTS WHICH EXPIRE AT VARIOUS DATES THROUGH 2019; SUCH LEASES ARE GENERALLY RENEWED OR REPLACED BY OTHER LEASES. IN ADDITION, THE COMPANIES LEASE DATA PROCESSING, OFFICE AND TRANSPORTATION EQUIPMENT. LEASES ARE THE OBLIGATION OF THE COMPANY. THE COMPANY CONTRIBUTES ITS PROPORTIONATE SHARE OF THE RENTAL COST UNDER SUCH LEASES.

 MOST LEASES CONTAIN RENEWAL OPTIONS FOR INCREMENTS RANGING FROM THREE TO FIVE YEARS; CERTAIN LEASE AGREEMENTS PROVIDE FOR RENT INCREASES BASED ON PRICE-LEVEL FACTORS. ALL LEASES ARE OPERATING LEASES.

FEDERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

6.  LEASES (CONT'D)

 AT DECEMBER 31, 1997, FUTURE MINIMUM RENTAL PAYMENTS REQUIRED UNDER NON-CANCELLABLE OPERATING LEASES WERE AS FOLLOWS (IN THOUSANDS):
YEARS ENDING DECEMBER 31:

 1998      $ 55,769
 L999        58,245
 2000        58,872
 2001        51,583
 2002        45,211
 AFTER 2002  315,731
            $585,411

7.  REINSURANCE

 THE COMPANY PARTICIPATES IN POOLING ARRANGEMENTS WITH AFFILIATED INSURERS WHEREBY THESE COMPANIES ASSUME AND CEDE REINSURANCE WITH EACH OTHER. THESE ARRANGEMENTS VARY AS A FUNCTION OF THE LINE OF BUSINESS AND LOCATION OF THE RISK. A SUBSTANTIAL AMOUNT OF THE REINSURANCE OF THE COMPANY IS EFFECTED UNDER THESE POOLING ARRANGEMENTS. EFFECTIVE JANUARY 1, 1997, THE COMPANY'S PRO RATA PARTICIPATION IN THE POOLED PROPERTY AND CASUALTY BUSINESS INCREASED.

 IN THE ORDINARY COURSE OF BUSINESS, THE COMPANY ASSUMES AND CEDES REINSURANCE WITH OTHER INSURANCE COMPANIES AND IS A MEMBER OF VARIOUS POOLS AND ASSOCIATIONS. THESE ARRANGEMENTS PROVIDE GREATER
DIVERSIFICATION OF BUSINESS AND MINIMIZE THE MAXIMUM NET LOSS
POTENTIAL ARISING FROM LARGE RISKS.  A LARGE

PORTION OF THE REINSURANCE IS EFFECTED UNDER CONTRACTS KNOWN AS
TREATIES AND IN SOME INSTANCES BY NEGOTIATION ON INDIVIDUAL RISKS. CERTAIN OF THESE ARRANGEMENTS CONSIST OF EXCESS OF LOSS AND
CATASTROPHE CONTRACTS WHICH PROTECT

AGAINST LOSSES OVER STIPULATED AMOUNTS ARISING FROM ANY ONE OCCURRENCE OR EVENT. CEDED REINSURANCE CONTRACTS DO NOT RELIEVE THE COMPANY OF ITS OBLIGATION TO THE POLICYHOLDERS.

 THE EFFECT OF REINSURANCE ON PREMIUMS EARNED FOR THE YEARS ENDED
DECEMBER 31, 1997, 1996 AND 1995 WAS AS FOLLOWS (IN THOUSANDS):

               1997             1996          1995

   DIRECT      $2,932,452       $2,868,065       $2,846,006

   ASSUMED      1,436,560        1,158,882        1,078,779

   CEDED        (1,120,621)      (1,582,601)     (1,736,698)

     NET       $3,248,391       $2,444,346       $2,188,087

FEDERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

7.  REINSURANCE (CONT'D)

 FOR MANY YEARS, A PORTION OF THE U. S. INSURANCE BUSINESS WRITTEN BY THE COMPANY WAS REINSURED ON A QUOTA SHARE BASIS WITH A SUBSIDIARY OF ROYAL & SUN ALLIANCE INSURANCE GROUP PLC. EFFECTIVE JANUARY 1, 1997, THE REINSURANCE AGREEMENT WITH ROYAL & SUN ALLIANCE WAS TERMINATED. THE CEDED REINSURANCE PREMIUMS EARNED OF THE COMPANY INCLUDED $266,796,000 AND $366,066,000 IN 1996 AND 1995, RESPECTIVELY, FROM
SUCH REINSURANCE.

 REINSURANCE RECOVERIES WHICH HAVE BEEN DEDUCTED FROM LOSSES AND LOSS EXPENSES WERE $711,805,000, $1,048,760,000 AND $1,118,230,000 IN 1997,
1996 AND 1995, RESPECTIVELY.

8.  OUTSTANDING LOSSES AND LOSS EXPENSES

 THE PROCESS OF ESTABLISHING LOSS RESERVES IS AN IMPRECISE SCIENCE AND REFLECTS SIGNIFICANT JUDGMENTAL FACTORS. IN MANY LIABILITY CASES, SIGNIFICANT PERIODS OF TIME, RANGING UP TO SEVERAL YEARS OR MORE, MAY ELAPSE BETWEEN THE OCCURRENCE OF AN INSURED LOSS, THE REPORTING OF THE LOSS AND THE SETTLEMENT OF THE LOSS.

 JUDICIAL DECISIONS AND LEGISLATIVE ACTIONS CONTINUE TO BROADEN LIABILITY AND POLICY DEFINITIONS AND TO INCREASE THE SEVERITY OF CLAIM PAYMENTS. AS A RESULT OF THIS AND OTHER SOCIETAL AND ECONOMIC DEVELOPMENTS, THE UNCERTAINTIES INHERENT IN ESTIMATING ULTIMATE CLAIM COSTS ON THE BASIS OF PAST EXPERIENCE HAVE INCREASED SIGNIFICANTLY, FURTHER COMPLICATING THE ALREADY COMPLEX LOSS RESERVING PROCESS.

 THE UNCERTAINTIES RELATING TO ASBESTOS AND TOXIC WASTE CLAIMS ON INSURANCE POLICIES WRITTEN MANY YEARS AGO ARE EXACERBATED BY JUDICIAL AND LEGISLATIVE INTERPRETATIONS OF COVERAGE THAT IN SOME CASES HAVE TENDED TO ERODE THE CLEAR AND EXPRESS INTENT OF SUCH POLICIES AND IN OTHER CASES HAVE EXPANDED THEORIES OF LIABILITY. THE INDUSTRY IS ENGAGED IN EXTENSIVE LITIGATION OVER THESE COVERAGE AND LIABILITY ISSUES AND IS THUS CONFRONTED WITH A CONTINUING UNCERTAINTY IN ITS EFFORTS TO QUANTIFY THESE EXPOSURES.

 IN 1993, PACIFIC INDEMNITY COMPANY (PACIFIC INDEMNITY), A WHOLLY-OWNED PROPERTY AND CASUALTY INSURANCE SUBSIDIARY OF THE COMPANY, ENTERED INTO A GLOBAL SETTLEMENT AGREEMENT WITH CONTINENTAL CASUALTY COMPANY (A SUBSIDIARY OF CNA FINANCIAL CORPORATION), FIBREBOARD CORPORATION, AND ATTORNEYS REPRESENTING CLAIMANTS AGAINST FIBREBOARD FOR ALL FUTURE ASBESTOS-RELATED BODILY INJURY CLAIMS AGAINST FIBREBOARD. THIS AGREEMENT IS SUBJECT TO FINAL APPELLATE COURT

APPROVAL. THE SETTLEMENT RELATES TO AN INSURANCE POLICY ISSUED TO FIBREBOARD CORPORATION BY PACIFIC INDEMNITY. THE PACIFIC INDEMNITY POLICY WAS 100% REINSURED BY THE COMPANY. PURSUANT TO THE GLOBAL SETTLEMENT AGREEMENT, A $1,525,000,000 TRUST FUND WILL BE ESTABLISHED TO PAY FUTURE CLAIMS, WHICH ARE CLAIMS THAT WERE NOT FILED IN COURT BEFORE AUGUST 27, 1993. THE COMPANY, AS

FEDERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

8.  OUTSTANDING LOSSES AND LOSS EXPENSES (CONT'D)

REINSURER OF THE PACIFIC INDEMNITY POLICY, WILL CONTRIBUTE $538,172,000 TO THE TRUST FUND AND CONTINENTAL CASUALTY WILL CONTRIBUTE THE REMAINING AMOUNT. IN DECEMBER 1993, UPON EXECUTION OF THE GLOBAL SETTLEMENT AGREEMENT, THE COMPANY AND CONTINENTAL CASUALTY PAID THEIR RESPECTIVE SHARES INTO AN ESCROW ACCOUNT. THE COMPANY'S SHARE IS INCLUDED IN ITS SHORT TERM INVESTMENTS. UPON FINAL COURT APPROVAL OF THE SETTLEMENT, THE AMOUNT IN THE ESCROW ACCOUNT, INCLUDING INTEREST EARNED THEREON, WILL BE TRANSFERRED TO THE TRUST FUND. ALL OF THE PARTIES HAVE AGREED TO USE THEIR BEST EFFORTS TO SEEK FINAL COURT APPROVAL OF THE GLOBAL SETTLEMENT AGREEMENT.

 PACIFIC INDEMNITY AND CONTINENTAL CASUALTY REACHED A SEPARATE
AGREEMENT FOR THE HANDLING OF ALL ASBESTOS-RELATED BODILY INJURY
CLAIMS PENDING ON AUGUST 26,

1993 AGAINST FIBREBOARD.  AS REINSURER OF PACIFIC INDEMNITY, THE
COMPANY'S OBLIGATION UNDER THIS AGREEMENT WITH RESPECT TO SUCH PENDING
CLAIMS IS

APPROXIMATELY $635,000,000, ALL OF WHICH HAS BEEN PAID. THE AGREEMENT FURTHER PROVIDES THAT THE TOTAL RESPONSIBILITY OF PACIFIC INDEMNITY AND CONTINENTAL CASUALTY WITH RESPECT TO PENDING AND FUTURE
ASBESTOS-RELATED BODILY INJURY CLAIMS AGAINST FIBREBOARD WILL BE
SHARED ON AN APPROXIMATE 35% AND 65% BASIS, RESPECTIVELY.

 PACIFIC INDEMNITY, CONTINENTAL CASUALTY AND FIBREBOARD ENTERED INTO A TRILATERAL AGREEMENT TO SETTLE ALL PRESENT AND FUTURE ASBESTOS-RELATED BODILY INJURY CLAIMS RESULTING FROM INSURANCE POLICIES THAT WERE, OR MAY HAVE BEEN, ISSUED TO FIBREBOARD BY THE TWO INSURERS. THE TRILATERAL AGREEMENT WILL BE TRIGGERED IF THE GLOBAL SETTLEMENT AGREEMENT IS ULTIMATELY DISAPPROVED. THE COMPANY'S OBLIGATION, AS REINSURER OF PACIFIC INDEMNITY, UNDER THE TRILATERAL AGREEMENT IS THEREFORE SIMILAR TO, AND NOT DUPLICATIVE OF, THAT UNDER THOSE AGREEMENTS DESCRIBED ABOVE.

 THE TRILATERAL AGREEMENT REAFFIRMS PORTIONS OF AN AGREEMENT REACHED IN MARCH 1992 BETWEEN PACIFIC INDEMNITY AND FIBREBOARD. AMONG OTHER MATTERS, THAT 1992 AGREEMENT ELIMINATES ANY PACIFIC INDEMNITY
LIABILITY TO FIBREBOARD FOR ASBESTOS-RELATED PROPERTY DAMAGE CLAIMS.

 IN JULY 1995, THE UNITED STATES DISTRICT COURT OF THE EASTERN DISTRICT OF TEXAS APPROVED THE GLOBAL SETTLEMENT AGREEMENT AND THE TRILATERAL AGREEMENT. THE JUDGMENTS APPROVING THESE AGREEMENTS WERE APPEALED TO THE UNITED STATES COURT OF APPEALS FOR THE FIFTH CIRCUIT. IN JULY 1996, THE FIFTH CIRCUIT COURT AFFIRMED THE 1995 JUDGMENTS OF THE DISTRICT COURT. THE OBJECTORS TO THE GLOBAL AGREEMENT APPEALED TO THE UNITED STATES SUPREME COURT. IN JUNE 1997, THE UNITED STATES SUPREME COURT SET ASIDE THE RULING BY THE FIFTH CIRCUIT COURT THAT HAD APPROVED THE GLOBAL AGREEMENT AND ORDERED THE FIFTH CIRCUIT COURT TO RECONSIDER ITS APPROVAL IN LIGHT OF A JUNE 1997 RULING BY THE SUPREME COURT REJECTING AN UNRELATED SETTLEMENT THAT INCLUDED SEVERAL FORMER ASBESTOS MANUFACTURERS.

FEDERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

8.  OUTSTANDING LOSSES AND LOSS EXPENSES (CONT'D)

 IN JANUARY 1998, THE FIFTH CIRCUIT COURT AGAIN AFFIRMED THE GLOBAL SETTLEMENT AGREEMENT, RULING THAT IT WAS LEGALLY DISTINCT FROM THE OTHER SETTLEMENT. IT IS EXPECTED THAT OBJECTORS TO THE SETTLEMENT WILL PETITION THE SUPREME COURT TO REVIEW THE DECISION. THE SUPREME COURT WOULD THEN HAVE TO DECIDE WHETHER TO TAKE THE APPEAL.

 THE TRILATERAL AGREEMENT, HOWEVER, WAS NEVER APPEALED TO THE UNITED STATES SUPREME COURT AND IS NOW FINAL. AS A RESULT, MANAGEMENT CONTINUES TO BELIEVE THAT THE UNCERTAINTY OF THE COMPANY'S EXPOSURE, AS REINSURER OF PACIFIC INDEMNITY, WITH RESPECT TO ASBESTOS-RELATED BODILY INJURY CLAIMS AGAINST FIBREBOARD HAS BEEN ELIMINATED.

 SINCE 1993, A CALIFORNIA COURT OF APPEAL HAS AGREED, IN RESPONSE TO A REQUEST BY PACIFIC INDEMNITY, CONTINENTAL CASUALTY AND FIBREBOARD, TO DELAY ITS DECISIONS REGARDING ASBESTOS-RELATED INSURANCE COVERAGE ISSUES THAT ARE CURRENTLY BEFORE IT AND INVOLVE THE THREE PARTIES EXCLUSIVELY, WHILE THE APPROVAL OF THE GLOBAL SETTLEMENT IS PENDING IN COURT. CONTINENTAL CASUALTY AND PACIFIC INDEMNITY HAVE DISMISSED DISPUTES AGAINST EACH OTHER WHICH INVOLVED FIBREBOARD AND WERE IN LITIGATION.

 THE COMPANY HAS ADDITIONAL POTENTIAL ASBESTOS EXPOSURE, PRIMARILY ON INSUREDS FOR WHICH EXCESS LIABILITY COVERAGES WERE WRITTEN. SUCH EXPOSURE HAS INCREASED DUE TO THE EROSION OF MUCH OF THE UNDERLYING LIMITS. THE NUMBER OF CLAIMS AGAINST SUCH INSUREDS AND THE VALUE OF SUCH CLAIMS HAVE INCREASED IN RECENT YEARS DUE IN PART TO THE NON-VIABILITY OF OTHER DEFENDANTS.

 THE REMAINING ASBESTOS EXPOSURES ARE MOSTLY PERIPHERAL DEFENDANTS, INCLUDING A MIX OF MANUFACTURERS AND DISTRIBUTORS OF CERTAIN PRODUCTS THAT CONTAIN ASBESTOS AS WELL AS PREMISES OWNERS. GENERALLY, THESE INSUREDS ARE NAMED DEFENDANTS ON A REGIONAL RATHER THAN A NATIONWIDE BASIS. NOTICES OF NEW ASBESTOS CLAIMS AND NEW EXPOSURES ON EXISTING CLAIMS CONTINUE TO BE RECEIVED AS MORE PERIPHERAL PARTIES ARE DRAWN INTO LITIGATION TO REPLACE THE NOW DEFUNCT MINES AND BANKRUPT MANUFACTURERS.

 LEGAL GUIDELINES REGARDING COVERAGE FOR ASBESTOS CLAIMS HAVE BEGUN TO ARTICULATE MORE CONSISTENT STANDARDS REGARDING THE EXTENT OF THE INSURERS' COVERAGE OBLIGATION AND THE METHOD OF ALLOCATION OF COSTS AMONG INSURERS. HOWEVER, THE UNIVERSE OF POTENTIAL CLAIMS IS STILL UNKNOWN. THEREFORE, UNCERTAINTY REMAINS AS TO THE COMPANY'S ULTIMATE LIABILITY FOR ASBESTOS-RELATED CLAIMS.

FEDERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

8.  OUTSTANDING LOSSES AND LOSS EXPENSES (CONT'D)

 HAZARDOUS WASTE SITES ARE ANOTHER SIGNIFICANT POTENTIAL EXPOSURE. UNDER THE FEDERAL "SUPERFUND" LAW AND SIMILAR STATE STATUTES, WHEN POTENTIALLY RESPONSIBLE PARTIES (PRPS) FAIL TO HANDLE THE CLEAN-UP, REGULATORS HAVE THE WORK DONE AND THEN ATTEMPT TO ESTABLISH LEGAL LIABILITY AGAINST THE PRPS. THE PRPS DISPOSED OF TOXIC MATERIALS AT A WASTE DUMP SITE OR TRANSPORTED THE MATERIALS TO THE SITE. INSURANCE POLICIES ISSUED TO PRPS WERE NOT INTENDED TO COVER THE CLEAN-UP COSTS OF POLLUTION AND, IN MANY CASES, DID NOT INTEND TO COVER THE POLLUTION ITSELF. AS THE COSTS OF ENVIRONMENTAL CLEAN-UP HAVE BECOME SUBSTANTIAL, PRPS AND OTHERS HAVE INCREASINGLY FILED CLAIMS WITH THEIR INSURANCE CARRIERS. LITIGATION AGAINST INSURERS EXTENDS TO ISSUES OF LIABILITY, COVERAGE AND OTHER POLICY PROVISIONS. THERE IS GREAT UNCERTAINTY INVOLVED IN ESTIMATING THE COMPANY'S LIABILITIES RELATED TO THESE CLAIMS. FIRST, THE UNDERLYING LIABILITIES OF THE CLAIMANTS ARE EXTREMELY DIFFICULT TO ESTIMATE. AT ANY GIVEN CLEAN-UP SITE, THE ALLOCATION OF REMEDIATION COSTS AMONG GOVERNMENTAL AUTHORITIES AND THE PRPS VARIES GREATLY. SECOND, DIFFERENT COURTS HAVE ADDRESSED LIABILITY AND COVERAGE ISSUES REGARDING POLLUTION CLAIMS AND HAVE REACHED INCONSISTENT CONCLUSIONS IN THEIR INTERPRETATION OF SEVERAL ISSUES. THESE SIGNIFICANT UNCERTAINTIES ARE NOT LIKELY TO BE RESOLVED IN THE NEAR FUTURE.

 UNCERTAINTIES ALSO REMAIN AS TO THE SUPERFUND LAW ITSELF.
SUPERFUND'S TAXING AUTHORITY EXPIRED ON DECEMBER 31, 1995.  IT IS
CURRENTLY NOT POSSIBLE TO PREDICT THE DIRECTION THAT ANY REFORMS MAY TAKE, WHEN THEY MAY OCCUR OR THE EFFECT THAT ANY CHANGES MAY HAVE ON THE INSURANCE INDUSTRY.

 RESERVES FOR ASBESTOS AND TOXIC WASTE CLAIMS CANNOT BE ESTIMATED WITH TRADITIONAL LOSS RESERVING TECHNIQUES. CASE RESERVES AND EXPENSE RESERVES FOR COSTS OF RELATED LITIGATION HAVE BEEN ESTABLISHED WHERE SUFFICIENT INFORMATION HAS BEEN DEVELOPED TO INDICATE THE INVOLVEMENT OF A SPECIFIC INSURANCE POLICY.

IN ADDITION, INCURRED BUT NOT REPORTED RESERVES HAVE BEEN ESTABLISHED TO COVER ADDITIONAL EXPOSURES ON BOTH KNOWN AND UNASSERTED CLAIMS. THESE RESERVES ARE CONTINUALLY REVIEWED AND UPDATED.

FEDERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

8. OUTSTANDING LOSSES AND LOSS EXPENSES (CONT'D)

 A RECONCILIATION OF THE BEGINNING AND ENDING LIABILITY FOR
OUTSTANDING LOSSES AND LOSS EXPENSES, NET OF REINSURANCE RECOVERABLE, AND A RECONCILIATION OF THE NET LIABILITY TO THE CORRESPONDING
LIABILITY ON A GROSS BASIS IS AS FOLLOWS (IN THOUSANDS):

                               1997            1996                1995

GROSS LIABILITY, BEGINNING OF     $8,020,224      $7,896,430    $7,483,942
YEAR
REINSURANCE RECOVERABLE,           3,126,676       2,992,274     2,908,174
  BEGINNING OF YEAR                4,893,548       4,904,156     4,575,768
NET LIABILITY, BEGINNING OF
YEAR

NET INCURRED CLAIMS AND CLAIM
  EXPENSES RELATED TO:
    CURRENT YEAR                   2,167,893       1,678,276     1,450,452
                                   2,139,189       1,697,816     1,498,753
    PRIOR YEARS                      (28,704)         19,540        48,301

NET PAYMENTS FOR CLAIMS AND
  CLAIM EXPENSES RELATED TO:
    CURRENT YEAR                     640,581         489,074       375,139
    PRIOR YEARS                      326,421       1,219,350       795,226
                                     967,002       1,708,424     1,170,365

NET LIABILITY, END OF YEAR         6,065,735       4,893,548     4,904,156

REINSURANCE RECOVERABLE,
  END OF YEAR                      2,578,451       3,126,676     2,992,274

GROSS LIABILITY, END OF YEAR      $8,644,186      $8,020,224    $7,896,430

FEDERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

8. OUTSTANDING LOSSES AND LOSS EXPENSES (CONT'D)

 A RECONCILIATION OF THE BEGINNING AND ENDING GROSS AND NET LIABILITY FOR OUTSTANDING LOSSES AND LOSS EXPENSES RELATED TO ASBESTOS AND TOXIC WASTE CLAIMS FOR 1997, 1996 AND 1995 IS AS FOLLOWS (IN THOUSANDS):

                                 1997            1996          1995

GROSS OF REINSURANCE:

LIABILITY, BEGINNING OF YEAR       $1,086,500      $1,437,764    $1,348,131
INCURRED LOSSES AND LOSS
ADJUSTMENT                            159,562         219,231       263,919
  EXPENSES
CALENDAR YEAR PAYMENTS FOR             73,311         570,495       174,286
LOSSES
  AND LOSS ADJUSTMENT EXPENSES     $1,172,751      $1,086,500    $1,437,764

LIABILITY, END OF YEAR

NET OF REINSURANCE:

LIABILITY, BEGINNING OF YEAR       $  908,189      $1,289,883    $1,225,501
INCURRED LOSSES AND LOSS
ADJUSTMENT                            127,837         153,614       204,727
  EXPENSES
CALENDAR YEAR PAYMENTS FOR               (367)        535,308       140,345
LOSSES
  AND LOSS ADJUSTMENT EXPENSES     $1,036,393      $  908,189    $1,289,883

LIABILITY, END OF YEAR

 IN 1997, 1996 AND 1995, INCREASES IN OUTSTANDING LOSSES AND LOSS
EXPENSES RELATING TO ASBESTOS AND TOXIC WASTE CLAIMS WERE
SUBSTANTIALLY OFFSET BY FAVORABLE CLAIM SEVERITY TRENDS FOR CERTAIN LIABILITY CLASSES.

 MANAGEMENT BELIEVES THAT THE AGGREGATE OUTSTANDING LOSS AND LOSS EXPENSE RESERVES OF THE COMPANY AT DECEMBER 31, 1997 WERE ADEQUATE TO COVER CLAIMS FOR LOSSES WHICH HAD OCCURRED, INCLUDING BOTH THOSE KNOWN AND THOSE YET TO BE REPORTED. IN ESTABLISHING SUCH RESERVES, MANAGEMENT CONSIDERS FACTS CURRENTLY KNOWN AND THE PRESENT STATE OF THE LAW AND COVERAGE LITIGATION. HOWEVER, GIVEN THE EXPANSION OF COVERAGE AND LIABILITY BY THE COURTS AND THE LEGISLATURES IN THE PAST AND THE POSSIBILITIES OF SIMILAR INTERPRETATIONS IN THE FUTURE, PARTICULARLY AS THEY RELATE TO ASBESTOS AND TOXIC WASTE CLAIMS, AS WELL AS THE UNCERTAINTY IN DETERMINING WHAT SCIENTIFIC STANDARDS WILL BE DEEMED ACCEPTABLE FOR MEASURING HAZARDOUS WASTE SITE CLEAN-UP, ADDITIONAL INCREASES IN LOSS RESERVES MAY EMERGE WHICH WOULD ADVERSELY AFFECT RESULTS IN FUTURE PERIODS. THE AMOUNT CANNOT REASONABLY BE ESTIMATED AT THE PRESENT TIME.

FEDERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

9.  DIVIDEND RESTRICTIONS

 INDIANA INSURANCE LAWS RESTRICT THE COMPANY AS TO THE AMOUNT OF SHAREHOLDER DIVIDENDS IT MAY PAY WITHOUT PRIOR APPROVAL. THE RESTRICTIONS ARE GENERALLY BASED ON NET INVESTMENT INCOME AND ON STATUTORY SURPLUS. DIVIDENDS IN EXCESS OF SUCH THRESHOLDS ARE CONSIDERED "EXTRAORDINARY" AND REQUIRE PRIOR APPROVAL.

A:97FEDNTF